UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                        Date of Report: October 14, 2004
               (Date of earliest event reported: October 12, 2004)

                              CENTURY CASINOS, INC.
             (Exact Name of Registrant as specified in its charter)

          Delaware                   0-22290                 84-1271317
(state or other jurisdiction      (Commission            (I.R.S. Employer
     of incorporation)            File Number)         Identification Number)


     1263 Lake Plaza Drive Suite A, Colorado Springs,  CO 80906
     (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: 719-527-8300


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry Into a Material Definitive Agreement

On October 12, 2004, Century Casinos, Inc. entered into an agreement with Tollgate Venture, LLC to develop and operate a casino and hotel in Central City, Colorado.

Century's contribution to the proposed project includes an initial cash capital contribution of $3.5 million in return for a controlling 65% interest. Additionally, a subsidiary of the Company entered into a Casino Services Agreement to manage the property.

Closing of the agreement and completion of the project is subject to various conditions and approvals, including, but not limited to securing acceptable financing, satisfactory environmental studies, licensing by the Colorado Division of Gaming, Century Casinos' Board approval and other due diligence.

A copy of Century Casino's press release dated October 13, 2004 is attached as an Exhibit.

Item 9.01 Exhibits.
------------------
99.1     Press release dated October 13, 2004

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Century Casinos, Inc.
                                       (Registrant)

Date:  October 14, 2004                by:  /s/ Larry Hannappel
                                       Larry Hannappel, Chief Accounting Officer